SNAP-ON INCORPORATED
401(k) SAVINGS PLAN

Financial Statements as of and for the
Years Ended December 31, 2004 and 2003
Supplemental Schedule as of December 31,
2004 and Report of Independent Registered
Public Accounting Firm

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN

Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1
FINANCIAL STATEMENTS AS OF AND FOR THE YEARS
ENDED DECEMBER 31, 2004 AND 2003:
Statements of Net Assets Available for Benefits	2
Statements of Changes in Net Assets Available for Benefits	3
Notes to Financial Statements	4-8
SUPPLEMENTAL SCHEDULE:
Form 5500, Schedule H, Part IV, Line 4i - Schedule of Assets (Held at Year End) -
December 31, 2004	9

All other schedules required by Section 2520.103-10 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Administrative Committee of the
Snap-on Incorporated 401(k) Savings Plan:

We have audited the accompanying statements of net assets available for benefits of the Snap-on Incorporated 401(k) Savings Plan (the “Plan”) as of December 31, 2004 and 2003, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2004 and 2003, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule referred to in the accompanying table of contents is presented for the purposes of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in our audit of the basic 2004 financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

Milwaukee, Wisconsin
June 6, 2005

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2004 AND 2003

	2004	2003
ASSETS:
Participant-directed investments	$143,891,051	$129,737,539
Company stock	12,171,534	9,800,749

Total investments	156,062,585	139,538,288

Receivables:
Accrued investment income	4,226	3,255
Contributions Receivable	--	493,143
Pending trade	24,769	22,041

Total receivables	28,995	518,439

Total assets	156,091,580	140,056,727

LIABILITIES:
Overdraft	(501,857)	(319,960)

Total liabilities	(501,857)	(319,960)

NET ASSETS AVAILABLE FOR BENEFITS	$155,589,723	$139,736,767

See notes to financial statements.

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
INVESTMENT INCOME (LOSS):
Net appreciation in fair value of investments (Note 3)	$10,952,233	$21,426,625
Interest and dividend income	3,046,831	2,291,724
Other (loss) income	(304)	86,586

Total investment income	13,998,760	23,804,935
CONTRIBUTIONS:
Participant	12,792,697	12,654,450
Employer	2,245,085	2,183,579
Rollovers	500,349	737,725

Total contributions	15,538,131	15,575,754

DEDUCTIONS:
Benefits paid to participants	13,666,095	10,132,346
Administrative expenses	17,840	17,201

Total deductions	13,683,935	10,149,547
TRANSFERS DUE TO PLAN MERGER (Note 1)	--	2,993,607

NET INCREASE	15,852,956	32,224,749
NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	139,736,767	107,512,018

End of year	$155,589,723	$139,736,767

See notes to financial statements.

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

1.	DESCRIPTION OF PLAN

General—The following brief description of the Snap-on Incorporated 401(k) Savings Plan (the “Plan”) is provided for general information purposes only. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended. Participants should refer to the Plan document for more complete information.

The Plan was adopted effective January 1, 1992, and was amended and restated January 1, 2001. The purpose of the Plan is to provide eligible employees an opportunity to accumulate savings on a tax-advantage basis.

Eligibility—All employees other than a temporary employee of Snap-on Incorporated (the “Company”), who has attained age 18 shall become a participant on the date he or she performs an hour of service. Employees of the Company classified as temporary who have attained age 21 and who do not participate in a collective bargaining group are eligible to participate in the Plan on the first January 1 or July 1 after a year of service as defined in the Plan document.

Contributions—Eligible employees are able to make contributions to the Plan via salary deferral agreements. The annual maximum contribution per participant is limited to the lesser of (a) the maximum 401(k) contribution allowed under the Internal Revenue Code (“IRC”) or (b) 50% of the participant’s compensation (15% for highly compensated employees). In addition, participants age 50 and over are allowed to make catch-up contributions, subject to IRC limitations. Participants have the option to allocate their account balances between various investment options including mutual funds, money market funds, and Snap-on Incorporated Common Stock.

Prior to July 1, 2001, matching Company contributions were neither required nor permitted. Effective July 1, 2001, participants meeting certain criteria as defined in the Plan document, are eligible for a matching contribution (“Company Stock Match”) in amounts determined at the discretion of the Company. Matching contributions for each eligible participant are made each calendar quarter in an amount equal to no greater than 50% of the eligible participant’s 401(k) pretax contributions for that quarter, not to exceed a maximum of 6% (5% for participants at the East Troy, Elkhorn, Lincolnshire and EquiServ field locations) of the eligible participants’ pay for that calendar quarter, provided the eligible participant is an active employee on the last day of the calendar quarter or has retired, suffered a disability or died during the calendar quarter. The Company Stock Match is invested directly in Snap-on Incorporated common stock. A participant, prior to attaining 3 years of service, shall not be eligible to direct the investment of his or her Company Stock Match account.

Participant Accounts—Each participant’s account is credited with the participant’s contributions and allocations of (a) the Company Stock Match, when applicable and (b) Plan earnings, and charged with withdrawals and an allocation of administrative expenses. Allocations are based on the proportion that each participant’s account balance bears to the total of all participant account balances.

Vesting—Participants are 100% vested in their pretax contributions and actual earnings thereon. Participants become fully vested in the Company Stock Match as follows:

Years of Service	Vested Percentage
Less than 1	0%
1	25
2	50
3	75
4 or more	100

Participants become fully vested upon attainment of normal retirement age, disability or death.

Participants at the East Troy, Elkhorn, Lincolnshire and EquiServ field locations are fully vested in the Company Stock Match.

Participant Loans—Participant loans are limited to 50% of the participant’s account balance, not to exceed $50,000. The minimum loan amount is $1,000, and participants can only have one loan at any particular time. The loans bear interest at a fixed reasonable rate determined from time to time by the Plan administrator and are commensurate with local prevailing rates in effect at the time the loans are issued, with a maximum loan term of 5 years (personal loans) or 15 years (mortgage loans).

Payment of Benefits—The benefit to which a participant is entitled is the benefit that can be provided from the participant’s vested account. On termination of service due to death, disability or retirement, a participant may elect to be paid in the form of a single lump sum. Prior to July 1, 2002, a participant who was an employee at the time he or she was required by law to commence distribution, or anytime thereafter, could have instead elected to receive annual installments not to exceed the life or the joint and last survivor life expectancy of the participant or his or her beneficiary. Effective July 1, 2002, lump sum payments is the only payment option available to participants. In-service and hardship withdrawals are also available.

Forfeited Accounts—At December 31, 2004 and 2003, forfeited nonvested accounts totaled $22,801 and $30,687, respectively. These accounts will be used to reduce future Company contributions.

Plan Administration—The Plan’s assets are held by Merrill Lynch Trust Company, FSB, the Trustee of the Plan. Contributions and Snap-on Incorporated stock are remitted to the Trustee, which invests cash received, interest and dividend income and makes distributions to participants. The Company is the Plan administrator.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting—The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires Plan management to make estimates and assumptions that affect the reported amounts of net assets available for benefits and changes therein. Actual results could differ from those estimates.

Investment Valuation and Income Recognition—The Plan’s investments are stated at fair value except for Masterworks Alpha Stock and BGI Midcap Equity Index (common collective trusts), which are valued at contract value (Note 3). Quoted market prices are used to value investments. Shares of mutual funds are valued at quoted market prices, which represent the net asset value of shares held by the Plan at year end. Participant loans are valued at the outstanding loan balances.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

Payment of Benefits—Benefits paid to participants are based upon the fair value of each participant’s investment account as of the date of distribution and are recorded on the date of distribution. At December 31, 2004 and 2003, benefit payments in the amount of $40,375 and $173,177, respectively, have been requested and are awaiting payment.

Administrative Expenses—Investment management fees and other transaction-based fees are paid by the Plan. Loan fees are paid by the participant. Administrative fees for accounts of separated employees and beneficiaries are paid by the former employees or beneficiaries. All other expenses are paid by the Company.

Transfers—Along with the Plan, the Company also sponsors 401(k) plans for its subsidiaries and its employees in collective bargaining group. If employees change their status, their account balances may be transferred to the appropriate plan.

Risks and Uncertainties—The Plan utilizes various investment securities including U.S. government securities, corporate debt instruments, mutual funds and corporate stocks. Investment securities, in general, are exposed to various risks, such as interest rate risk, credit risk, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the financial statements.

3.	INVESTMENTS

The following presents investments that represent 5% or more of the Plan’s net assets at December 31:

	2004	2003
BGI Asset Allocation Fund	$--	$25,489,483
BGI Bond Index Fund	8,291,483	8,788,306
BGI Midcap Equity Index Fund	--	18,844,927
BGI S&P 500 Stock Fund	38,746,099	32,394,769
ML AGR Bond Index Fund Class A Gm*	12,865,097	--
ML Mid Cap Index*	20,447,511	--
ML Retirement Reserves*	14,099,985	13,212,023
Snap-On Incorporated Common Stock* (**)	12,171,534	9,800,749
*Represents a party-in-interest **A portion of this investment is nonparticipant directed.

During 2004 and 2003, the Plan’s investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated in value as follows:

	2004	2003
Common collective trusts	$3,066,230	$6,073,153
Common stock	828,160	1,371,100
Mutual funds	7,057,843	13,982,372

Total net appreciation	$10,952,233	$21,426,625

4.	NONPARTICIPANT-DIRECTED INVESTMENTS

Effective July 1, 2001, a nonparticipant-directed Company matching contribution to the Snap-on stock fund was established. Effective January 7, 2004, participants that have accumulated 3 or more years of service may diversify shares of company match invested in the Snap-on stock fund. Information about the net assets and the significant components of the changes in net assets relating to the Snap-on stock fund is as follows:

	2004	2003
Net assets -
Snap-on Incorporated common stock*	$12,171,534	$9,800,749

Changes in net assets:
Contributions	$2,708,817	$2,716,011
Earnings	1,149,581	1,654,678
Distributions	(862,493)	(441,032)
Transfers, net	(625,120)	(1,034,214)

	$2,370,785	$2,895,443

*Includes some shares that are participant directed.

At December 31, 2004 and 2003 the Plan held 354,236 and 303,993 of Snap-on Incorporated common stock.

5.	PLAN TERMINATION

Although it has not expressed any intention to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions set forth in ERISA. In the event that the Plan is terminated, participants would become 100 percent vested in their accounts.

6.	FEDERAL INCOME TAX STATUS

The Internal Revenue Service has determined and informed the Company by a letter dated May 18, 2004, that the Plan and related trust were designed in accordance with the applicable regulations of the Internal Revenue Code. The Plan has been amended since receiving the determination letter; however, the Company and the plan administrator believe that the Plan is currently designed and operated in compliance with the applicable requirements of the Internal Revenue Code and the Plan and related trust continue to be tax-exempt. Therefore, no provision for income taxes has been included in the Plan’s financial statements.

7.	RELATED-PARTY TRANSACTIONS

The Plan’s trustee fees, as well as most administrative fees, are borne by the Company. The Plan also invests in Snap-on Incorporated common stock and mutual funds and money market funds managed by the Plan’s trustee. These transactions are not considered prohibited transactions by statutory exemptions under ERISA regulations. Fees paid by the Plan for investment management services were included as a reduction of the return earned on each fund.

8.	SUBSEQUENT EVENT

Effective March 28, 2005, the Snap-on Incorporated 401(k) Savings Plan, the Snap-on Incorporated 401(k) Savings Plan for Subsidiaries, and the Snap-on Incorporated Personal Savings Plan for Collective Bargained Groups were merged into one plan, and CitiStreet was appointed the new 401(k) provider and trustee.

* * * * * *

SUPPLEMENTAL SCHEDULE FURNISHED

PURSUANT TO

DEPARTMENT OF LABOR’S RULES AND REGULATIONS

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN

FORM 5500, SCHEDULE H, PART IV, LINE 4i - SCHEDULE OF ASSETS (HELD AT YEAR END) DECEMBER 31, 2004

Identity of Issuer/ Description of Investment	Cost**	Current Value
COMMON COLLECTIVE TRUSTS:
ML Mid Cap Index Trust*	**	$20,447,511
MUTUAL FUNDS:
Alliance Growth and Income Fund	**	1,143,371
Alliance Growth and Income Fund Gm	**	3,029,305
BGI Bond Index Fund	**	8,291,483
BGI S&P 500 Stock Fund	**	38,746,099
Franklin Balance Sheet Fund	**	4,653,314
Franklin Balance Sheet Fund Gm	**	1,739,909
ML AGR Bond Index Fund Class A Gm*	**	12,865,097
ML AGR Bond Index Fund*	**	1,550,296
Oppenheimer Capital Fund	**	1,081,308
Oppenheimer Capital Fund Gm	**	7,014,692
Oppenheimer High Yield Fund Class A	**	1,281,781
Oppenheimer High Yield Fund Class A Gm	**	365,081
PIMCO PEA Renaissance Fund Class A	**	7,188,200
PIMCO PEA Renaissance Fund Class A Gm	**	1,655,804
Templeton Foreign Fund	**	4,084,979
Templeton Foreign Fund Gm	**	2,071,054
The Managers Special Equity Fund	**	6,031,147
The Managers Special Equity Fund Gm	**	1,996,769
MONEY MARKET FUNDS:
ML Retirement Reserves*	**	14,099,985
ML Retirement Reserves Gm*	**	1,568,978
SNAP-ON INCORPORATED COMMON STOCK*	$11,357,021	12,171,534
LOANS TO PARTICIPANTS (interest rates
ranging from 5% to 10.5%)*	**	2,984,888

TOTAL ASSETS (HELD AT END OF YEAR)	**	$156,062,585

*Party-in-interest.
**Cost information is not required for participant-directed investments and, therefore, is not included.

SNAP-ON INCORPORATED PERSONAL
SAVINGS PLAN FOR COLLECTIVE
BARGAINED GROUPS

Financial Statements as of and for the Years
Ended December 31, 2004 and 2003 and
Supplemental Schedule as of December 31,
2004 and Report of Independent Registered
Public Accounting Firm

SNAP-ON INCORPORATED
PERSONAL SAVINGS PLAN FORCOLLECTIVE BARGAINED GROUPS

Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1
FINANCIAL STATEMENTS AS OF AND FOR THE YEARS
ENDED DECEMBER 31, 2004 AND 2003:
Statements of Net Assets Available for Benefits	2
Statements of Changes in Net Assets Available for Benefits	3
Notes to Financial Statements	4-7
SUPPLEMENTAL SCHEDULE:
Form 5500, Schedule H, Part IV, Line 4i - Schedule of Assets (Held at Year End) -
December 31, 2004	8

All other schedules required by Section 2520.103-10 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Administrative Committee of the
Snap-on Incorporated Personal Savings
Plan for Collective Bargained Groups:

We have audited the accompanying statements of net assets available for benefits of the Snap-on Incorporated Personal Savings Plan for Collective Bargained Groups (the “Plan”) as of December 31, 2004 and 2003, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2004 and 2003, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule referred to in the accompanying table of contents is presented for the purposes of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in our audit of the basic 2004 financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

Milwaukee, Wisconsin
June 6, 2005

SNAP-ON INCORPORATED
PERSONAL SAVINGS PLAN
FOR COLLECTIVE BARGAINED GROUPS

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2004 AND 2003

	2004	2003
ASSETS:
Cash	$37	$3,509
Contribution receivable	--	13,821
Accrued income	1,093	961
Investments, at fair value (Note 3)	15,797,071	16,832,454
Pending trade	155	222

NET ASSETS AVAILABLE FOR BENEFITS	$15,798,356	$16,850,967

See notes to financial statements.

SNAP-ON INCORPORATED
PERSONAL SAVINGS PLAN
FOR COLLECTIVE BARGAINED GROUPS

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
INVESTMENT INCOME (LOSS):
Net appreciation in fair value of investments (Note 3)	$919,945	$2,512,177
Interest and dividend income	336,945	289,616
Other (loss) income	(26,233)	1,279

Total investment income	1,230,657	2,803,072
CONTRIBUTIONS:
Participant	1,118,270	1,421,115
Employer	10,105,710	--
Rollovers	127,220	18,156

Total contributions	11,351,200	1,439,271

DEDUCTIONS:
Benefits paid to participants	13,632,120	1,166,831
Administrative expenses	2,348	2,471

Total deductions	13,634,468	1,169,302

NET (DECREASE) INCREASE	(1,052,611)	3,073,041
NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	16,850,967	13,777,926

End of year	$15,798,356	$16,850,967

See notes to financial statements.

SNAP-ON INCORPORATED
PERSONAL SAVINGS PLAN
FOR COLLECTIVE BARGAINED GROUPS

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

1.	DESCRIPTION OF PLAN

General—The following brief description of the Snap-on Incorporated Personal Savings Plan for Collective Bargained Groups (the “Plan”) is provided for general information purposes only. The Plan is subject to the provisions of the Employee Retirement Income Security Act (“ERISA”) of 1974, as amended. Participants should refer to the Plan document for more complete information.

The Plan was adopted effective June 1, 1992, and was amended and restated January 1, 2001. The purpose of the Plan is to provide eligible employees an opportunity to accumulate savings on a tax-advantage basis.

Eligibility—All regular and full-time union employees of Snap-on Incorporated (the “Company”) whose conditions of employment are covered by a collective bargaining agreement are eligible to participate on the first day of the next month after the date he or she attains age 21 and completes a three-month eligibility period in which he or she is credited with at least 250 hours of service.

Employees of the Company classified as temporary whose conditions of employment are covered by a collective bargaining agreement are eligible to participate on the first January 1 or July 1 after the date he or she attains age 21 and completes a year of service as defined in the Plan document.

Contributions—Eligible employees are able to make contributions to the Plan via salary deferral agreements. The annual maximum contribution per participant is limited to the lesser of (a) the maximum 401(k) contribution allowed under the Internal Revenue Code (“IRC”) or (b) 50% of the participant’s compensation (15% for highly compensated employees). In addition, participants age 50 and over are allowed to make catch-up contributions, subject to IRC limitations. Participants have the option to allocate their account balances between various investment options including mutual funds, money market funds, and Snap-on Incorporated Common Stock.

During 2004, the Company made a one-time contribution of $10,105,710 in accordance with a settlement agreement reached with the collective bargained groups of the Mt. Carmel and Kenosha plants in connection with the closure of those facilities in December 2003. As a result of these plant closures, the Plan incurred significantly higher benefit payments during 2004.

Participant Accounts—Individual accounts are maintained for each of the Plan’s participants to reflect the participant’s contributions as well as the participant’s share of the Plan’s income and any related administrative expenses. Allocations are based on the proportion that each participant’s account balance bears to the total of all participant account balances.

Vesting—Participants are 100% vested in their contributions including the earnings attributable to them.

Participant Loans—Participant loans are limited to 50% of the participant’s account balance, not to exceed $50,000. The minimum loan amount is $1,000, and participants can only have one loan at any particular time. The loans bear interest at a fixed reasonable rate determined from time to time by the Plan administrator and are commensurate with local prevailing rates in effect at the time the loans are issued, with a maximum loan term of 5 years (personal loans) or 15 years (mortgage loans).

Payment of Benefits—The benefit to which a participant is entitled is the benefit that can be provided from the participant’s account. On termination of service due to death, disability or retirement, a participant shall be paid in the form of a single lump sum. A participant who is an employee at the time he or she is required by law to commence distribution, or anytime thereafter, may instead elect to receive annual installments not to exceed the life or the joint and last survivor life expectancy of the participant or his or her beneficiary. In-service and hardship withdrawals are also available.

Rollovers—Rollovers represent amounts transferred to the Plan by new participants from other qualified plans.

Plan Administration—The Plan’s assets are held by Merrill Lynch Trust Company, FSB, the Trustee of the Plan. Contributions are remitted to the Trustee, which invests cash received, interest and dividend income and makes distributions to participants. The Company is the Plan administrator.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting—The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Risks and Uncertainties—The Plan utilizes various investment instruments, including mutual funds and investment contracts. Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the financial statements.

Investment Valuation and Income Recognition—The Plan’s investments are stated at fair value except for Masterworks Alpha Stock and BGI Midcap Equity Index (common collective trusts), which are valued at contract value (Note 3). Quoted market prices are used to value investments. Shares of mutual funds are valued at quoted market prices, which represent the net asset value of shares held by the Plan at year end. Participant loans are valued at the outstanding loan balances.

Distributions—Benefits paid to participants are based upon the fair value of each participant’s investment account as of the date of distribution. Distributions to participants are recorded when paid. At December 31, 2004 and 2003, benefit payments in the amount of $0 and $37, respectively, have been requested and are awaiting payment.

Administrative Expenses—Investment management fees and other transaction-based fees are paid by the Plan. Loan fees are paid by the participants. Administrative fees for accounts of separated employees and beneficiaries are paid by the former employees or beneficiaries. All other expenses are paid by the Company.

Transfers—Along with the Plan, the Company also sponsors 401(k) plans for its subsidiaries and its employees in the parent company. If employees change their status, their account balances may be transferred to the appropriate plan.

3.	INVESTMENTS

The following presents investments that represent 5% or more of the Plan’s net assets at December 31:

	2004	2003
BGI Asset Allocation Fund	$--	$4,791,628
BGI Bond Index Fund	841,888	964,607
BGI Midcap Equity Index Fund	--	2,038,337
BGI S&P 500 Stock Fund	4,232,579	4,773,247
ML AGR Bond Index Class I Gm*	1,661,236	--
ML Mid Cap Index Trust*	1,606,188	--
ML Retirement Reserves*	2,933,109	1,533,951
Oppenheimer Capital Fund Gm	801,225	--

*Party-in-interest

During 2004 and 2003, the Plan’s investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated in value as follows:

	2004	2003
Common stock	$9,968	$34,219
Common collective trusts	108,668	624,708
Mutual funds	801,309	1,853,250

Total net appreciation (depreciation)	$919,945	$2,512,177

4.	AMENDMENTS/TERMINATION

Although it has not expressed any intention to do so, the Company reserves the right under the Plan to discontinue its contributions at any time and amend or terminate the Plan subject to the provisions of ERISA.

5.	TAX STATUS

The Internal Revenue Service has determined and informed the Company by a letter dated November 17, 2003, that the Plan and related trust are designed in accordance with applicable sections of the IRC. Although the Plan has been amended since receiving the determination letter, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

6.	RELATED-PARTY TRANSACTIONS

The Plan’s trustee fees, as well as most administrative fees, are borne by the Company. The Plan also invests in Snap-on Incorporated common stock. As of December 31, 2004 and 2003 the Plan held 3,932 and 5,965 shares, respectively, of Snap-on Incorporated common stock. The Plan also invests in mutual funds and money market funds managed by the Plan’s trustee. These transactions are not considered prohibited transactions by statutory exemptions under the ERISA regulations. Fees paid by the Plan for investment management services were included as a reduction of the return earned on each fund.

7.	SUBSEQUENT EVENT

Effective March 28, 2005, the Snap-on Incorporated 401(k) Savings Plan, the Snap-on Incorporated 401(k) Savings Plan for Subsidiaries, and the Snap-on Incorporated Personal Savings Plan for Collective Bargained Groups were merged into one plan, and CitiStreet was appointed the new 401(k) provider and trustee.

* * * * * *

SUPPLEMENTAL SCHEDULE FURNISHED

PURSUANT TO

DEPARTMENT OF LABOR’S RULES AND REGULATIONS

SNAP-ON INCORPORATED
PERSONAL SAVINGS PLAN
FOR COLLECTIVE BARGAINED GROUPS

FORM 5500, SCHEDULE H, PART IV, LINE 4i — SCHEDULE OF ASSETS
(HELD AT YEAR END)
DECEMBER 31, 2004

Identity of Issuer/ Description of Investment	Current Value
COMMON COLLECTIVE TRUST:
ML Mid Cap Index Trust*	$1,606,188
MUTUAL FUNDS:
Alliance Growth and Income Fund	101,662
Alliance Growth and Income Fund Gm	384,665
BGI Bond Index Fund	841,888
BGI S&P 500 Stock Fund	4,232,579
Franklin Balance Sheet Fund	148,905
Franklin Balance Sheet Fund Gm	216,238
ML AGR Bond Index Class I Gm*	1,661,236
ML AGR Bond Index Fund*	51,101
Oppenheimer Capital Fund	164,305
Oppenheimer Capital Fund Gm	801,225
Oppenheimer High Yield Fund Class A	37,511
Oppenheimer High Yield Fund Class A Gm	15,779
PIMCO PEA Renaissance Fund Class A	312,120
PIMCO PEA Renaissance Fund Class A Gm	201,423
Templeton Foreign Fund	324,447
Templeton Foreign Fund Gm	223,342
The Managers Special Equity Fund	604,381
The Managers Special Equity Fund Gm	218,110
MONEY MARKET FUNDS:
ML Retirement Reserves*	2,933,109
ML Retirement Reserves Gm*	187,113
SNAP-ON INCORPORATED COMMON STOCK*	135,088
LOANS TO PARTICIPANTS (interest rates ranging from 5% to 10.5%)*	394,656

TOTAL ASSETS (HELD AT END OF YEAR)	$15,797,071

*Party-in-interest.

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN
FOR SUBSIDIARIES

Financial Statements as of and for the Years
Ended December 31, 2004 and 2003 and
Supplemental Schedule as of December 31,
2004 and Report of Independent Registered
Public Accounting Firm

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN FOR SUBSIDIARIES

Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1
FINANCIAL STATEMENTS AS OF AND FOR THE YEARS
ENDED DECEMBER 31, 2004 AND 2003:
Statements of Net Assets Available for Benefits	2
Statements of Changes in Net Assets Available for Benefits	3
Notes to Financial Statements	4-7
SUPPLEMENTAL SCHEDULE:
Form 5500, Schedule H, Part IV, Line 4i - Schedule of Assets (Held at Year End) -
December 31, 2004	8

All other schedules required by Section 2520.103-10 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Administrative Committee of the
Snap-on Incorporated 401(k) Savings
Plan for Subsidiaries:

We have audited the accompanying statements of net assets available for benefits of the Snap-on Incorporated 401(k) Savings Plan for Subsidiaries (the “Plan”) as of December 31, 2004 and 2003, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2004 and 2003, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule referred to in the accompanying table of contents is presented for the purposes of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan’s management. The supplemental schedule has been subjected to the auditing procedures applied in our audit of the basic 2004 financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

Milwaukee, Wisconsin
June 6, 2005

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN FOR SUBSIDIARIES

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2004 AND 2003

	2004	2003
ASSETS:
Cash	$--	$1
Accrued income	1,823	1,539
Employer contribution receivable	--	24,024
Participant contribution receivable	--	27,618
Investments, at fair value (Note 3)	28,310,627	25,958,289
Pending trade	265	271

NET ASSETS AVAILABLE FOR BENEFITS	$28,312,715	$26,011,742

See notes to financial statements.

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN FOR SUBSIDIARIES

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
INVESTMENT INCOME:
Net appreciation in fair value of investments (Note 3)	$2,253,790	$4,093,103
Interest and dividend income	480,747	373,235
Other income	60,621	3,551

Total investment income	2,795,158	4,469,889
CONTRIBUTIONS:
Participant	1,971,726	1,798,684
Employer	837,381	830,580
Rollovers	146,978	156,927

Total contributions	2,956,085	2,786,191

DEDUCTIONS:
Benefits paid to participants	3,446,038	2,089,869
Administrative expenses	4,232	4,253

Total deductions	3,450,270	2,094,122

NET INCREASE	2,300,973	5,161,958
NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	26,011,742	20,849,784

End of year	$28,312,715	$26,011,742

See notes to financial statements.

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN FOR SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

1.	DESCRIPTION OF PLAN

General—The following brief description of the Snap-on Incorporated 401(k) Savings Plan for Subsidiaries (the “Plan”) is provided for general information purposes only. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended. Participants should refer to the Plan document for more complete information.

The Plan was adopted effective April 1, 1998, and was amended and restated January 1, 2001. The purpose of the Plan is to provide eligible employees an opportunity to accumulate savings on a tax-advantage basis.

Eligibility—The Plan covers the employees of J.H. Williams Company, Automotive Data Systems, Sioux Tools, Snap-on Diagnostics San Jose, and Mitchell Repair Information Company (collectively the “Companies”). All employees of the Companies other than temporary employees, who have attained age 18 shall be come a participant on the date he or she performs an hour of service. Employees of the Companies classified as temporary who have attained age 21 and who do not participate in a collective bargaining group are eligible to participate in the Plan on the first January 1 or July 1 completing a year of service.

Contributions—Eligible employees are able to make contributions to the Plan via salary deferral agreements. The annual contribution per participant is limited to the lesser of (a) the maximum 401(k) contribution allowed under the Internal Revenue Code (“IRC”) or (b) 50% of the participant’s compensation. In addition, participants age 50 and over are allowed to make catch-up contributions, subject to IRC limitations. Participants have the option to allocate their account balances between various investment options including mutual funds, money market funds, and Snap-on Incorporated Common Stock.

For employees of J.H. Williams, for each pretax dollar contributed (up to the first 12% of eligible pay), the employer will contribute 50%. For employees of Sioux Tools, Inc., Snap-on Diagnostics, San Jose, Mitchell Repair Information Company, and Automotive Data Systems, for each pretax dollar contributed (up to the first 6% of eligible pay), the employer will contribute 50%.

Employer contributions are made on an annual basis for the Mitchell Repair Information Company at the rate of 2% of annual pay.

Participant Accounts—Individual accounts are maintained for each of the Plan’s participants to reflect the participant’s contributions and related employer contributions as well as the participant’s share of the Plan’s income and any related administrative expenses. Allocations are based on the proportion that each participant’s account balance bears to the total of all participant account balances.

Vesting—Participants are 100% vested in their pretax contributions including the earnings thereon.

Participants become fully vested in the employer contribution as follows:

Years of Service	Vested Percentage
Less than 1	0%
1	25
2	50
3	75
4 or more	100

Participants become fully vested upon attainment of normal retirement age, disability or death.

Participant Loans—Participant loans are limited to 50% of the participant’s account balance, not to exceed $50,000. The minimum loan amount is $1,000, and participants can only have one loan at any particular time. The loans bear interest at a fixed reasonable rate determined from time to time by the Plan administrator and are commensurate with local prevailing rates in effect at the time the loans are issued, with a maximum loan term of 5 years (personal loans) or 15 years (mortgage loans).

Payment of Benefits—The benefit to which a participant is entitled is the benefit that can be provided from the participant’s vested account. On termination of service due to death, disability or retirement, a participant may elect to be paid in the form of a single lump sum or annual installments not to exceed the life or the joint and last survivor life expectancy of the participant or his or her beneficiary. In-service and hardship withdrawals are also available.

Forfeited Accounts—At December 31, 2004 and 2003, forfeited nonvested accounts totaled $19,367 and $12,309, respectively. These accounts will be used to reduce future employer contributions.

Rollovers—Rollovers represent amounts transferred to the Plan by new participants from other qualified plans.

Plan Administration—The Plan’s assets are held by Merrill Lynch Trust Company, FSB, the Trustee of the Plan. Contributions and Snap-on Incorporated common stock are remitted to the Trustee, which invests cash received, interest and dividend income and makes distributions to participants. Snap-on Incorporated (the “Company”) is the Plan administrator.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting—The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Risks and Uncertainties—The Plan utilizes various investment instruments, including mutual funds and investment contracts. Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the financial statements.

Investment Valuation and Income Recognition—The Plan’s investments are stated at fair value except for Masterworks Alpha Stock and BGI Midcap Equity Index (common collective trusts), which are valued at contract value (Note 3). Quoted market prices are used to value investments. Shares of mutual funds are valued at quoted market prices, which represent the net asset value of shares held by the Plan at year end. Participant loans are valued at the outstanding loan balances.

Dividend income is recorded on the ex-dividend date. Interest earned on investments is recorded on the accrual basis.

Distributions—Benefits paid to participants are based upon the fair value of each participant’s investment account as of the date of distribution and are recorded on the date of the distribution. At December 31, 2004 and 2003 there were no benefit payments requested and awaiting payment.

Administrative Expenses—Investment management fees and other transaction-based fees are paid by the Plan. Loan fees are paid by the participant. Administrative fees for accounts of separated employees and beneficiaries are paid by the former employees or beneficiaries. All other expenses are paid by the Company.

Transfers—Along with the Plan, the Company also sponsors 401(k) plans for the parent company employees and its employees in collective bargaining groups. If employees change their status, their account balance may be transferred to the appropriate plan.

3.	INVESTMENTS

The following presents investments that represent 5% or more of the Plan’s net assets at December 31:

	2004	2003
BGI Asset Allocation Fund	$--	$2,353,559
BGI Bond Index Fund	--	1,268,639
BGI Midcap Equity Index Fund	--	5,233,638
BGI S&P 500 Stock Fund	6,261,633	5,447,064
ML Retirement Reserves*	2,840,826	2,927,672
ML AGR Bond Index Fund Class A Gm*	1,634,582	--
ML Mid Cap Index Trust*	5,269,430	--
The Managers Special Equity Fund	2,254,743	1,804,389

* Represents a party-in interest

During 2004 and 2003, the Plan’s investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated in value as follows:

	2004	2003
Common collective trusts	$782,422	$1,485,506
Common stock	21,306	27,692
Mutual funds	1,450,062	2,579,905

Total net appreciation	$2,253,790	$4,093,103

4.	AMENDMENTS/TERMINATION

Although it has not expressed any intention to do so, the Company reserves the right under the Plan to discontinue its contributions at any time and amend or terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants would become 100% vested in their employer contribution.

5.	TAX STATUS

The Internal Revenue Service has determined and informed the Company by a letter dated January 8, 2004, that the Plan and related trust are designed in accordance with applicable sections of the IRC. The Company has filed for a new determination letter, but has not yet received one. Although the Plan has been amended since receiving the determination letter, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

6.	RELATED-PARTY TRANSACTIONS

The Plan’s trustee fees, as well as most administrative fees, are borne by the Company. The Plan also invests in Snap-on Incorporated common stock. Snap-on Incorporated is the parent company of the Companies. At December 31, 2004 and 2003 the Plan held 8,633 and 7,131 shares of Snap-on Incorporated common stock. The Plan invests in mutual funds and money market funds managed by the Plan’s trustee. These transactions are not considered prohibited transactions by statutory exemptions under ERISA regulations. Fees paid by the Plan for investment management services were included as a reduction of the return earned on assets.

7.	SUBSEQUENT EVENT

Effective March 28, 2005, the Snap-on Incorporated 401(k) Savings Plan, the Snap-on Incorporated 401(k) Savings Plan for Subsidiaries, and the Snap-on Incorporated Personal Savings Plan for Collective Bargained Groups were merged into one plan, and CitiStreet was appointed the new 401(k) provider and trustee.

* * * * * *

SUPPLEMENTAL SCHEDULE FURNISHED

PURSUANT TO

DEPARTMENT OF LABOR’S RULES AND REGULATIONS

SNAP-ON INCORPORATED
401(k) SAVINGS PLAN FOR SUBSIDIARIES

FORM 5500, SCHEDULE H, PART IV, LINE 4i - SCHEDULE OF ASSETS
(HELD AT YEAR END)
DECEMBER 31, 2004

Identity of Issuer/ Description of Investment	Current Value
COMMON COLLECTIVE TRUST:
ML Mid Cap Index Trust*	$5,269,430
MUTUAL FUNDS:
Alliance Growth and Income Fund	280,026
Alliance Growth and Income Fund GM	398,988
BGI Bond Index Fund	1,151,669
BGI S&P 500 Stock Fund	6,261,633
Franklin Balance Sheet Fund	1,348,528
Franklin Balance Sheet Fund Gm	235,304
ML AGR Bond Index Fund Class A Gm*	1,634,582
ML AGR Bond Index Fund*	479,450
Oppenheimer Capital Fund	295,469
Oppenheimer Capital Fund Gm	1,095,641
Oppenheimer High Yield Fund Class A	414,663
Oppenheimer High Yield Fund Class A Gm	104,768
PIMCO PEA Renaissance Fund Class A	1,203,886
PIMCO PEA Renaissance Fund Class A Gm	226,918
Templeton Foreign Fund	889,560
Templeton Foreign Fund Gm	351,658
The Managers Special Equity Fund	2,254,743
The Managers Special Equity Fund Gm	338,266
MONEY MARKET FUNDS:
ML Retirement Reserves*	2,840,826
ML Retirement Reserves Gm*	217,187
SNAP-ON INCORPORATED COMMON STOCK*	296,618
LOANS TO PARTICIPANTS (interest rates ranging from 5% to10.5%)*	720,814

TOTAL ASSETS (HELD AT END OF YEAR)	$28,310,627

*Party-in-interest.